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                                                                   EXHIBIT 10.4
                                     SECOND
                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                                 CHARTONE, INC.

                             PURSUANT TO SECTION 242
                                     OF THE
                        DELAWARE GENERAL CORPORATION LAW

                                    * * * * *



        CHARTONE, INC., a Delaware corporation (the "Corporation"), hereby certifies as follows:

        The Certificate of Incorporation of the Corporation was filed in the office of the Secretary of State of the State of Delaware on September 1, 1999, was amended and restated on April 28, 2000 pursuant to Section 242 and Section 245 of the Delaware General Corporation Law to, among other things, change the name of the Corporation from "PASC Acquisition Corporation" to "ChartOne, Inc.", and is hereby further amended and restated pursuant to Section 242 and Section 245 of the Delaware General Corporation Law. All amendments to the Certificate of Incorporation reflected herein have been duly proposed by the Board of Directors of the Corporation and duly adopted by the stockholder of the Corporation in accordance with the provisions of such Sections.

        This Second Amended and Restated Certificate of Incorporation restates and integrates and further amends the Amended and Restated Certificate of Incorporation of the



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Corporation. The text of the Amended and Restated Certificate of Incorporation
is amended to read as herein set forth in full:

                                   ARTICLE I.

                  The name of the Corporation is:

                                 ChartOne, Inc.

                                   ARTICLE II.

                The address of its registered office in the State of Delaware is 1209 Orange Street in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

                                  ARTICLE III.

                The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                   ARTICLE IV.

                The total number of shares of stock which the Corporation shall have authority to issue is 25,830,000, consisting of (i) 7,500,000 shares of Series A Convertible Preferred Stock, par value $0.01 per share, of the Corporation (the "Series A Preferred Stock"), (ii) 2,130,000 shares of Series B Convertible Preferred Stock, par value $0.01 per share, of the Corporation (the "Series B Preferred Stock"), (iii) 1,200,000 shares of Series C Convertible Preferred Stock, par value $0.01 per share, of the Corporation (the "Series C Preferred Stock," and together with the Series A Preferred Stock and the Series B Preferred Stock, the "Preferred Stock") and (iv) 15,000,000 shares of Common Stock, $0.001 par value per share (the "Common Stock").

                The Common Stock shall be subject to the express terms of the Preferred Stock and any series thereof. Each share of Common Stock shall be equal to each other share of Common Stock. The holders of shares of Common Stock shall be entitled to one vote for each such share upon all questions presented to the stockholders.

                The Corporation shall be entitled to treat the person in whose name any share of its stock is registered as the owner thereof for all purposes and shall not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person, whether or not the Corporation shall



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have notice thereof, except as expressly provided by applicable law.

                The designations, powers, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of the Preferred Stock are as follows:

                SECTION 1. DESIGNATION AND AMOUNT.

                (a) The shares of the Series A Preferred Stock shall be designated "Series A Convertible Preferred Stock" and the number of shares constituting such series shall be 7,500,000.

                (b) The shares of the Series B Preferred Stock shall be designated "Series B Convertible Preferred Stock" and the number of shares constituting such series shall be 2,130,000.

                (c) The shares of the Series C Preferred Stock shall be designated "Series C Convertible Preferred Stock" and the number of shares constituting such series shall be 1,200,000.

                SECTION 2. DIVIDENDS.

                (a) The holders of Series A Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors of the Corporation (the "Board of Directors"), out of the net profits of the Corporation, dividends per share equal to the greater of (i) 12% per annum of the Stated Value (as herein defined) of such Series A Preferred Stock before any dividends shall be declared, set apart for or paid upon any other stock ranking on liquidation junior to the Series A Preferred Stock (such stock being referred to hereinafter collectively as "Junior Stock") in any year or (ii) to the extent that a dividend is paid on the Common Stock before any dividends are declared, set apart for or paid upon the Series A Preferred Stock, the amount such holders would have received had such holder converted his or its Series A Preferred Stock into Common Stock immediately prior to the record date for such dividend. All dividends declared upon the Series A Preferred Stock shall be declared pro rata per share and compounded quarterly. For purposes hereof, the term "Stated Value" shall mean $10.00 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, stock distribution or combination with respect to the Series A Preferred Stock, the Series B Preferred Stock or the Series C Preferred Stock, as the case may be. Dividends on the Series A Preferred Stock shall be payable solely in additional shares of Series A Preferred Stock. Neither the Series B Preferred Stock nor the Series C Preferred Stock shall be entitled to receive dividends.

                (b) Dividends on the Series A Preferred Stock shall be cumulative, whether or not in any fiscal year there shall be net



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profits or surplus available for the payment of dividends in such fiscal year, so that if in any fiscal year or years, dividends in whole or in part are not paid upon the Series A Preferred Stock, unpaid dividends shall accumulate as against the holders of the Junior Stock.

                (c) The number of shares of Series A Preferred Stock to be issued in payment of the dividend with respect to each outstanding share of Series A Preferred Stock shall be determined by dividing the amount of the dividend per share that would have been payable had such dividend been paid in cash by the Stated Value. To the extent that any such dividend would result in the issuance of a fractional share of Series A Preferred Stock (which shall be determined with respect to the aggregate number of shares of Series A Preferred Stock held of record by each holder) then the amount of such fraction multiplied by the Stated Value shall be paid in cash (unless there are no legally available funds with which to make such cash payment, in which event such cash payment shall be made as soon as possible).

                (d) For so long as the Series A Preferred Stock remains outstanding, without the consent of the holders of a majority of the shares of Series A Preferred Stock the Corporation shall not pay any dividend upon the Junior Stock, whether in cash or other property (other than shares of Junior Stock), or purchase, redeem or otherwise acquire any such Junior Stock unless, in addition to the payment of the dividend to the holders of the Series A Preferred Stock as described above, the Corporation has redeemed all shares of Series A Preferred Stock which it would theretofore have been required to redeem under Section 8 hereof. Notwithstanding the provisions of this Section 2(d), without declaring or paying dividends on the Series A Preferred Stock, the Corporation may, subject to applicable law, repurchase or redeem shares of capital stock of the Corporation from current or former officers or employees of the Corporation pursuant to the terms of repurchase or similar agreements in effect from time to time, provided that such agreements have been approved by the Board of Directors and the terms of such agreements provide for a repurchase or redemption price not in excess of the price per share paid by such employee for such share.

                SECTION 3. LIQUIDATION, DISSOLUTION OR WINDING UP.

                (a) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of shares of Series A Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, after and subject to the payment in full of all amounts required to be distributed to the holders of any other Preferred Stock of the Corporation ranking on liquidation prior and in preference to the Series A Preferred Stock (such Preferred Stock being referred to



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hereinafter as "Senior Preferred Stock"), if any, upon such liquidation, dissolution or winding up, but before any payment shall be made to the holders of Junior Stock, an amount in cash equal to the greater of (i) the Stated Value per share plus any dividends thereon accrued but unpaid or (ii) assuming conversion of the Series A Preferred Stock pursuant to Section 5, the amount such holder would have received had such holder converted its Series A Preferred Stock into Common Stock immediately prior to such distribution. If upon any such liquidation, dissolution or winding up of the Corporation the remaining assets of the Corporation available for the distribution to its stockholders after payment in full of amounts required to be paid or distributed to holders of Senior Preferred Stock shall be insufficient to pay the holders of shares of Series A Preferred Stock the full amount to which they shall be entitled, the holders of shares of Series A Preferred Stock, and any class of stock ranking on liquidation on a parity with the Series A Preferred Stock, shall share ratably in any distribution of the remaining assets and funds of the Corporation in proportion to the respective amounts which would otherwise be payable in respect to the shares held by them upon such distribution if all amounts payable on or with respect to said shares were paid in full.

                (b) The Series B Preferred Stock shall rank on liquidation on a parity with the Series C Preferred Stock. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of shares of Series B Preferred Stock and Series C Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, after and subject to the payment in full of all amounts required to be distributed to the holders of the Series A Preferred Stock and any other Preferred Stock of the Corporation ranking on liquidation prior and in preference to the Series B Preferred Stock and the Series C Preferred Stock, upon such liquidation, dissolution or winding up, but before any payment shall be made to the holders of any other stock ranking on liquidation junior to the Series B Preferred Stock and the Series C Preferred Stock, an amount in cash equal to the greater of (i) the Stated Value per share or (ii) assuming conversion of the Series B Preferred Stock or the Series C Preferred Stock, as the case may be, pursuant to Section 5, the amount such holder would have received had such holder converted its Series B Preferred Stock or Series C Preferred Stock into Common Stock immediately prior to such distribution. If upon any such liquidation, dissolution or winding up of the Corporation the remaining assets of the Corporation available for the distribution to its stockholders after payment in full of amounts required to be paid or distributed to holders of Series A Preferred Stock and Senior Preferred Stock shall be insufficient to pay the holders of shares of Series B Preferred Stock or the Series C Preferred Stock the full amount to which they shall be entitled, the holders of shares of Series B Preferred Stock and the holders of



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shares of Series C Preferred Stock, and any class of stock ranking on liquidation on a parity with the Series B Preferred Stock and the Series C Preferred Stock, shall share ratably in any distribution of the remaining assets and funds of the Corporation in proportion to the respective amounts which would otherwise be payable in respect to the shares held by them upon such distribution if all amounts payable on or with respect to said shares were paid in full.

                (c) After the payment of all preferential amounts required to be paid to the holders of the Series A Preferred Stock, any other Senior Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and any other series of Preferred Stock upon the dissolution, liquidation or winding up of the Corporation, the holders of shares of Common Stock then outstanding shall be entitled to receive the remaining assets and funds of the Corporation available for distribution to its stockholders.

                (d) The merger or consolidation of the Corporation into or with another corporation, the merger or consolidation of any other corporation into or with the Corporation, or the sale, conveyance, mortgage, pledge or lease of all or substantially all the assets of the Corporation shall not be deemed to be a liquidation, dissolution or winding up of the Corporation for purposes of this
Section 3.

                SECTION 4. VOTING.

                (a) Except as provided in Section 4(g), each issued and outstanding share of Preferred Stock shall be entitled to the number of votes equal to the number of shares of Common Stock into which each such share of Preferred Stock is convertible (as adjusted from time to time pursuant to Section 5 hereof), at each meeting of stockholders of the Corporation (or pursuant to any action by written consent) with respect to any and all matters presented to the stockholders of the Corporation for their action or consideration. Except as provided by law, by the provisions of this Section 4 or by the provisions establishing any other series of Preferred Stock, holders of Preferred Stock shall vote together with the holders of Common Stock as a single class.

                (b) (i) As provided in and subject to the terms of this Section 4(b), the holders of Series A Preferred Stock shall have the exclusive right, voting separately as a class, to elect up to three directors (herein referred to as the "Series A Directors").

                (ii) In addition to the rights of election provided in Section 4(b)(iii), so long as Warburg, Pincus Equity Partners, L.P., a Delaware limited partnership ("Warburg") and its Affiliates beneficially own shares of Series A Preferred Stock comprising at least fifteen percent (15%) of



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        the outstanding Common Stock (assuming conversion of all Preferred
        Stock), Warburg and its Affiliates shall have the exclusive right to elect two Series A Directors. In the event Warburg and its Affiliates beneficially own shares of Series A Preferred Stock comprising at least five percent (5%) but less than fifteen percent (15%) of the outstanding Common Stock (assuming conversion of all Preferred Stock), then Warburg and its Affiliates shall have the exclusive right to elect one Series A Director. In the event Warburg and its Affiliates beneficially own shares of Series A Preferred Stock comprising less than five percent (5%) of the outstanding Common Stock (assuming conversion of all Preferred Stock), then Warburg and its Affiliates shall have no right to elect a Series A Director.

                (iii) In addition to the rights of election provided in Section 4(b)(ii), so long as Prudential Securities Group, Inc., a Delaware corporation ("PSGI"), and its Affiliates and Transferees own shares of Series A Preferred Stock comprising, in the aggregate, at least five percent (5%) of the outstanding Common Stock (assuming conversion of all Preferred Stock), PSGI or its Affiliates or Transferees, as the case may be, shall have the exclusive right to elect one Series A Director. In the event PSGI and its Affiliates and Transferees beneficially own shares of Series A Preferred Stock comprising, in the aggregate, less than five percent (5%) of the outstanding Common Stock (assuming conversion of all Preferred Stock), then PSGI and its Affiliates and Transferees shall have no right to elect a Series A Director. For purposes of this Section 4(b)(iii) "Transferees" shall mean the transferees of Series A Preferred Stock pursuant to Section 6.9 of that certain Securities Purchase Agreement, dated as of May 5, 2000, by and among the Corporation, QuadraMed Corporation, QuadraMed Operating Corporation and the investors named therein.

                (iv) All Series A Directors provided pursuant to Sections 4(b)(ii) and 4(b)(iii) shall be elected by the affirmative vote of the holders of record of a majority of the outstanding shares of Series A Preferred Stock either at meetings of stockholders at which directors are elected, a special meeting of holders of Series A Preferred Stock or by written consent without a meeting in accordance with the General Corporation Law of Delaware. Each Series A Director so elected shall serve for a term of one year and until his successor is elected and qualified. Any vacancy in the position of a Series A Director may be filled only by the holders of the Series A Preferred Stock. Each Series A Director may, during his or her term of office, be removed at any time, with or without cause, by and only by the affirmative vote, at a special meeting of holders of Series A Preferred Stock called for such purpose, or the written consent, of the holders of record of a majority of the outstanding shares of Series A Preferred Stock. Any vacancy



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        created by such removal may also be filled at such meeting or by such consent.

                (c) So long as QuadraMed Operating Corporation ("QuadraMed") or an Affiliate thereof beneficially owns shares of Series B Preferred Stock comprising at least five percent (5%) of the outstanding Common Stock (assuming conversion of all Preferred Stock), the holders of Series B Preferred Stock shall have the exclusive right, voting separately as a class, to elect one director (herein referred to as the "Series B Director"). In the event QuadraMed and its Affiliates beneficially own shares of Series B Preferred Stock comprising less than five percent (5%) of the outstanding Common Stock (assuming conversion of all Preferred Stock), then QuadraMed and its Affiliates shall have no right to elect a Series B Director. The Series B Director shall be elected by the affirmative vote of the holders of record of a majority of the outstanding shares of Series B Preferred Stock either at meetings of stockholders at which directors are elected, a special meeting of holders of Series B Preferred Stock or by written consent without a meeting in accordance with the General Corporation Law of Delaware. The Series B Director so elected shall serve for a term of one year and until his or her successor is elected and qualified. Any vacancy in the position of a Series B Director may be filled only by the holders of the Series B Preferred Stock. The Series B Director may, during his or her term of office, be removed at any time, with or without cause, by and only by the affirmative vote, at a special meeting of holders of Series B Preferred Stock called for such purpose, or the written consent, of the holders of record of a majority of the outstanding shares of Series B Preferred Stock. Any vacancy created by such removal may also be filled at such meeting or by such consent.

                (d) So long as Warburg and its Affiliates beneficially own shares of Series A Preferred Stock comprising at least ten percent (10%) of the outstanding Common Stock (assuming conversion of all Preferred Stock), in addition to any other rights provided by law, the Corporation shall not, without first obtaining the affirmative vote or written consent of the holders of a majority of the outstanding shares of Series A Preferred Stock:

                (i) amend or repeal any provision of the Corporation's Certificate of Incorporation or By-Laws in a manner adversely affecting the holders of Series A Preferred Stock;

                (ii) authorize or effect the payment of dividends or the redemption or repurchase of any capital stock of the Corporation or rights to acquire capital stock of the Corporation (other than the repurchase of stock from employees of the Corporation or its subsidiaries pursuant to repurchase rights under vesting provisions related to the length of period of employment of such employees at purchase



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        prices initially paid by such employees for such shares);

                (iii) enter into any transaction, other than employment agreements on a basis consistent with past practice, with any officer, director or beneficial owner of five percent (5%) or more of the Common Stock or any Affiliate of any of the foregoing;

                (iv) amend, alter or repeal the preferences, special rights or other powers of the Series A Preferred Stock so as to affect adversely the Series A Preferred Stock. For this purpose, the authorization or issuance of any series of Preferred Stock with preference or priority over, or being on a parity with the Series A Preferred Stock as to the right to receive either dividends or amounts distributable upon liquidation, dissolution or winding up of the Corporation shall be deemed so to affect adversely the Series A Preferred Stock;

                (v) distribute money or other property in respect of any stock other than Series A Preferred Stock; issue debt that is convertible into stock of the Corporation; or issue stock that enjoys a priority as to dividends or on liquidation;

                (vi) authorize or effect the issuance by the Corporation of any shares of capital stock or rights to acquire capital stock other than
        (x) pursuant to options, warrants, conversion or subscription rights in existence on the initial date of issuance of the Series A Preferred Stock or (y) pursuant to stock option, stock bonus or other employee stock plans for the benefit of the employees of the Corporation or its subsidiaries in existence as of such date or thereafter approved with the consent of the holders of a majority of the then outstanding shares of Series A Preferred Stock;

                (vii) authorize or effect (a) any sale, lease, transfer or other disposition of all or substantially all the assets of the Corporation;
        (b) any merger or consolidation or other reorganization of the Corporation with or into another corporation, (c) the acquisition by the Corporation of another corporation by means of a purchase of all or substantially all of the capital stock or assets of such corporation, or
        (d) a liquidation, winding up, dissolution or adoption of any plan for the same; or

                (viii) authorize or effect the election or removal of any officer of the Corporation.

                (e) So long as QuadraMed and its Affiliates beneficially own (i) shares of Series B Preferred Stock comprising at least ten percent (10%) of the outstanding Series B Preferred Stock and (ii) shares of Series B Preferred Stock and



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Series C Preferred Stock comprising at least ten percent (10%) of the outstanding Common Stock (assuming conversion of all Preferred Stock), in addition to any other rights provided by law, the Corporation shall not, without first obtaining the affirmative vote or written consent of the holders of a majority of the outstanding shares of Series B Preferred Stock:

                (i) amend or repeal any provision of the Corporation's Certificate of Incorporation or By-Laws in a manner adversely affecting the holders of Series B Preferred Stock;

                (ii) authorize or effect the payment of dividends (other than dividends on the Series A Preferred Stock in accordance with Section 2 hereof) or the redemption or repurchase of any capital stock of the Corporation (other than a redemption of the Series A Preferred Stock in accordance with Section 8 hereof) or rights to acquire capital stock of the Corporation (other than the repurchase of stock from employees of the Corporation or its subsidiaries pursuant to repurchase rights under vesting provisions related to the length of period of employment of such employees at purchase prices initially paid by such employees for such shares);

                (iii) enter into any transaction, other than employment agreements on a basis consistent with past practice, with any officer, director or beneficial owner of five percent (5%) or more of the Common Stock (assuming conversion of all Preferred Stock) or any Affiliate of any of the foregoing;

                (iv) amend, alter or repeal the preferences, special rights or other powers of the Series B Preferred Stock so as to affect adversely the Series B Preferred Stock; or

                (v) except for dividends on the Series A Preferred Stock in accordance with Section 2 hereof, distribute money or other property in respect of any stock other than Series B Preferred Stock.

                (f) So long as QuadraMed and its Affiliates beneficially own shares of Series C Preferred Stock comprising at least ten percent (10%) of the outstanding Series C Preferred Stock and (ii) shares of Series B Preferred Stock and Series C Preferred Stock comprising at least ten percent (10%) of the outstanding Common Stock (assuming conversion of all Preferred Stock), in addition to any other rights provided by law, the Corporation shall not, without first obtaining the affirmative vote or written consent of the holders of a majority of the outstanding shares of Series C Preferred Stock:

                (i) amend or repeal any provision of the Corporation's Certificate of Incorporation or By-Laws in a



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        manner adversely affecting the holders of Series C Preferred Stock;

                (ii) authorize or effect the payment of dividends (other than dividends on the Series A Preferred Stock in accordance with Section 2 hereof) or the redemption or repurchase of any capital stock of the Corporation (other than a redemption of the Series A Preferred Stock in accordance with Section 8 hereof) or rights to acquire capital stock of the Corporation (other than the repurchase of stock from employees of the Corporation or its subsidiaries pursuant to repurchase rights under vesting provisions related to the length of period of employment of such employees at purchase prices initially paid by such employees for such shares);

                (iii) enter into any transaction, other than employment agreements on a basis consistent with past practice, with any officer, director or beneficial owner of five percent (5%) or more of the Common Stock (assuming conversion of all Preferred Stock) or any Affiliate of any of the foregoing;

                (iv) amend, alter or repeal the preferences, special rights or other powers of the Series C Preferred Stock so as to affect adversely the Series C Preferred Stock; or

                (v) except for dividends on the Series A Preferred Stock in accordance with Section 2 hereof, distribute money or other property in respect of any stock other than Series C Preferred Stock.

                (g) Except as provided by law or in Section 4(f), (i) the holders of Series C Preferred Stock shall have no voting rights and (ii) any reference in this Section 4 to voting rights of holders of Preferred Stock, to holders of Preferred Stock voting separately as a class, or to holders of Preferred Stock voting together with the holders of Common Stock as a single class shall be construed as excluding the holders of the shares of Series C Preferred Stock from any such vote.



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                SECTION 5. OPTIONAL CONVERSION. Each share of Preferred Stock may be converted at any time, at the option of the holder thereof, into the number of fully-paid and nonassessable shares of Common Stock obtained by dividing the Stated Value by the Conversion Price then in effect (the "Conversion Rate"), provided, however, that on any redemption of any Preferred Stock or any liquidation of the Corporation, the right of conversion shall terminate at the close of business on the full business day next preceding the date fixed for such redemption or for the payment of any amounts distributable on liquidation to the holders of such Preferred Stock.

                (a) The initial conversion price, subject to adjustment as provided herein, is equal to $10.00 (the "Conversion Price"). The initial Conversion Rate for the Preferred Stock shall be one share of Common Stock for each one share of Preferred Stock surrendered for conversion. The applicable Conversion Rate and Conversion Price from time to time in effect is subject to adjustment as hereinafter provided.

                (b) The Corporation shall not issue fractions of shares of Common Stock upon conversion of Preferred Stock or scrip in lieu thereof. If any fraction of a share of Common Stock would, except for the provisions of this
Section 5(b), be issuable upon conversion of Preferred Stock, the Corporation shall in lieu thereof pay to the person entitled thereto an amount in cash equal to the current value of such fraction, calculated to the nearest one-hundredth (1/100) of a share, to be computed (i) if the Common Stock is listed on any national securities exchange, on the basis of the last sales price of the Common Stock on such exchange (or the quoted closing bid price if there shall have been no sales) on the date of conversion, or (ii) if the Common Stock shall not be listed, on the basis of the mean between the closing bid and asked prices for the Common Stock on the date of conversion as reported by NASDAQ, or its successor, and if there are not such closing bid and asked prices, on the basis of the fair market value per share as determined by the Board of Directors.

                (c) Whenever the Conversion Rate and Conversion Price shall be adjusted as provided in Section 6 hereof, the Corporation shall forthwith file at each office designated for the conversion of Preferred Stock, a statement, signed by the Chairman of the Board, the President, any Vice President or Treasurer of the Corporation, showing in reasonable detail the facts requiring such adjustment and the Conversion Rate that will be effective after such adjustment. The Corporation shall also cause a notice setting forth any such adjustments to be sent by mail, first class, postage prepaid, to each record holder of Preferred Stock at his or its address appearing on the stock register. If such notice relates to an adjustment resulting from an event referred to in
Section 6(g) hereof, such notice shall be



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included as part of the notice required to be mailed and published under the provisions of Section 6(g) hereof.

                (d) In order to exercise the conversion privilege, the holder of Preferred Stock to be converted shall surrender his or its certificate or certificates therefore to the principal office of the transfer agent for the Preferred Stock (or if no transfer agent be at the time appointed, then the Corporation at its principal office), and shall give written notice to the Corporation at such office that the holder elects to convert the Preferred Stock represented by such certificates, or any number thereof. Such notice shall also state the name or names (with address) in which the certificate or certificates for shares of Common Stock which shall be issuable on such conversion shall be issued, subject to any restrictions on transfer relating to shares of the Preferred Stock or shares of Common Stock upon conversion thereof. If so required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly authorized in writing. The date of receipt by the transfer agent (or by the Corporation if the Corporation serves as its own transfer agent) of the certificates and notice shall be the conversion date. As soon as practicable after receipt of such notice and the surrender of the certificate or certificates for Preferred Stock as aforesaid, the Corporation shall cause to be issued and delivered at such office to such holder, or on his or its written order, a certificate or certificates for the number of full shares of Common Stock issuable on such conversion in accordance with the provisions hereof, cash as provided in Section 5(b) hereof in respect of any fraction of a share of Common Stock otherwise issuable upon such conversion and, if less than all shares of Preferred Stock represented by the certificate or certificates so surrendered are being converted, a residual certificate or certificates representing the shares of Preferred Stock not converted.

                (e) The Corporation shall at all times when the Preferred Stock shall be outstanding reserve and keep available out of its authorized but unissued stock, for the purposes of effecting the conversion of the Preferred Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Preferred Stock. Before taking any action that would cause an adjustment reducing the Conversion Price below the then par value of the shares of Common Stock issuable upon conversion of the Preferred Stock, the Corporation will take any corporate action that may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully-paid and nonassessable shares of such Common Stock at such adjusted conversion price.

                (f) All shares of Preferred Stock which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares, including the rights, if any, to receive notices and to vote, shall forthwith cease and terminate except only the right of the holder thereof to receive shares of Common Stock in exchange therefor and, with respect to shares of Preferred Stock that surrendered for conversion, payment of any accrued and unpaid dividends thereon. Any shares of Preferred Stock so converted shall be retired and canceled and shall not be reissued, and the Corporation may from time to time take such appropriate action as may be necessary to reduce the authorized Preferred Stock accordingly.

                SECTION 6. ANTI-DILUTION PROVISIONS.

                (a) In order to prevent dilution of the right granted hereunder, the Conversion Price shall be subject to adjustment from time to time in accordance with this Section 6(a). For purposes of this Section 6, the term "Number of Common Shares Deemed Outstanding" at any given time shall mean the sum of (x) the number of shares of Common Stock outstanding at such time, (y) the number of shares of Common Stock issuable assuming conversion at such time of the Preferred Stock and (z) the number of shares of the Common Stock deemed to be outstanding under paragraphs 6(b)(1) to (9), inclusive, at such time.

                (b) Except as provided in Section 6(c) or 6(f) hereof, if and whenever on or after the date of initial issuance of the Series A Preferred Stock (the "Initial Issuance Date"), the Corporation shall issue or sell, or shall in accordance with paragraphs 6(b)(1) to (9), inclusive, be deemed to have issued or sold any shares of its Common Stock for a consideration per share less than the Conversion Price in effect immediately prior to the time of such issue or sale, then forthwith upon such issue or sale (the "Triggering Transaction"), the Conversion Price shall, subject to paragraphs (1) to (9) of this Section 6(b), be reduced to the Conversion Price (calculated to the nearest tenth of a cent) determined by dividing:

                (i) an amount equal to the sum of (x) the product derived by multiplying the Number of Common Shares Deemed Outstanding immediately prior to such Triggering Transaction by the Conversion Price then in effect, plus (y) the consideration, if any, received by the Corporation upon consummation of such Triggering Transaction, by

                (ii) an amount equal to the sum of (x) the Number of Common Shares Deemed Outstanding immediately prior to such Triggering Transaction plus (y) the number of shares of Common Stock issued (or deemed to be issued in accordance with paragraphs 6(b)(1) to (9)) in connection with the Triggering Transaction.

                For purposes of determining the adjusted Conversion Price under this Section 6(b), the following paragraphs (1) to (9), inclusive, shall be applicable:

                (1) In case the Corporation at any time shall in any manner grant (whether directly or by assumption in a merger or otherwise) any rights to subscribe for or to purchase, or any options for the purchase of, Common Stock or any stock or other securities convertible into or exchangeable for Common Stock (such rights or options being herein called "Options" and such convertible or exchangeable stock or securities being herein called "Convertible Securities"), whether or not such Options or the right to convert or exchange any such Convertible Securities are immediately exercisable and the price per share for which the Common Stock is issuable upon exercise, conversion or exchange (determined by dividing (x) the total amount, if any, received or receivable by the Corporation as consideration for the granting of such Options, plus the minimum aggregate amount of additional consideration payable to the Corporation upon the exercise of all such Options, plus, in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by (y) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities) shall be less than the Conversion Price in effect immediately prior to the time of the granting of such Option, then the total maximum amount of Common Stock issuable upon the exercise of such Options or in the case of Options for Convertible Securities, upon the conversion or exchange of such Convertible Securities shall (as of the date of granting of such Options) be deemed to be outstanding and to have been issued and sold by the Corporation for such price per share. No adjustment of the Conversion Price shall be made upon the actual issue of such shares of Common Stock or such Convertible Securities upon the exercise of such Options, except as otherwise provided in paragraph (3) below.

                (2) In case the Corporation at any time shall in any manner issue (whether directly or by assumption in a merger or otherwise) or sell any Convertible Securities, whether or not the rights to exchange or convert thereunder are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange (determined by dividing (x) the total amount received or receivable by the Corporation as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange thereof, by (y) the total maximum number of shares of Common

        Stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the Conversion Price in effect immediately prior to the time of such issue or sale, then the total maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall (as of the date of the issue or sale of such Convertible Securities) be deemed to be outstanding and to have been issued and sold by the Corporation for such price per share. No adjustment of the Conversion Price shall be made upon the actual issue of such Common Stock upon exercise of the rights to exchange or convert under such Convertible Securities, except as otherwise provided in paragraph (3) below.

                (3) If the purchase price provided for in any Options referred to in paragraph (1), the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in paragraphs (1) or (2), or the rate at which any Convertible Securities referred to in paragraphs (1) or (2) are convertible into or exchangeable for Common Stock shall change at any time (other than under or by reason of provisions designed to protect against dilution of the type set forth in Sections 6(b) or 6(d)), the Conversion Price in effect at the time of such change shall forthwith be readjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold. If the purchase price provided for in any Option referred to in paragraph (1) or the rate at which any Convertible Securities referred to in paragraphs (1) or (2) are convertible into or exchangeable for Common Stock, shall be reduced at any time under or by reason of provisions with respect thereto designed to protect against dilution, then in case of the delivery of Common Stock upon the exercise of any such Option or upon conversion or exchange of any such Convertible Security, the Conversion Price then in effect hereunder shall forthwith be adjusted to such respective amount as would have been obtained had such Option or Convertible Security never been issued as to such Common Stock and had adjustments been made upon the issuance of the shares of Common Stock delivered as aforesaid, but only if as a result of such adjustment the Conversion Price then in effect hereunder is hereby reduced.

                (4) On the expiration of any Option or the termination of any right to convert or exchange any Convertible Securities, the Conversion Price then in effect hereunder shall forthwith be increased to the Conversion Price which would have been in effect at the time of such expiration or termination had such Option or Convertible Securities, to the extent outstanding immediately prior to such expiration or termination, never been issued.

                (5) In case any Options shall be issued in connection with the issue or sale of other securities of the Corporation, together comprising one integral transaction in which no specific consideration is allocated to such Options by the parties thereto, such Options shall be deemed to have been issued without consideration.

                (6) In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold or deemed to have been issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Corporation therefor. In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Corporation shall be the fair value of such consideration as determined in good faith by the Board of Directors. In case any shares of Common Stock, Options or Convertible Securities shall be issued in connection with any merger in which the Corporation is the surviving corporation, the amount of consideration therefor shall be deemed to be the fair value of such portion of the net assets and business of the non-surviving corporation as shall be attributable to such Common Stock, Options or Convertible Securities, as the case may be.

                (7) The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Corporation, and the disposition of any shares so owned or held shall be considered an issue or sale of Common Stock for the purpose of this Section 6(b).

                (8) In case the Corporation shall declare a dividend or make any other distribution upon the stock of the Corporation payable in Options or Convertible Securities, then in such case any Options or Convertible Securities, as the case may be, issuable in payment of such dividend or distribution shall be deemed to have been issued or sold without consideration.

                (9) For purposes of this Section 6(b), in case the Corporation shall take a record of the holders of its Common Stock for the purpose of entitling them (x) to receive a dividend or other distribution payable in Common Stock, Options or in Convertible Securities, or (y) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right or subscription or purchase, as the case may be.

                (c) In the event the Corporation shall declare a dividend upon the Common Stock (other than a dividend payable in Common Stock) payable otherwise than out of earnings or earned surplus, determined in accordance with generally accepted accounting principles, including the making of appropriate deductions for minority interests, if any, in subsidiaries (herein referred to as "Liquidating Dividends"), then, as soon as possible after the conversion of any shares of Preferred Stock, the Corporation shall pay to the person converting such shares of Preferred Stock an amount equal to the aggregate value at the time of such exercise of all Liquidating Dividends (including but not limited to the Common Stock which would have been issued at the time of such earlier exercise and all other securities which would have been issued with respect to such Common Stock by reason of stock splits, stock dividends, mergers or reorganizations, or for any other reason). For the purposes of this Section 6(c), a dividend other than in cash shall be considered payable out of earnings or earned surplus only to the extent that such earnings or earned surplus are charged an amount equal to the fair value of such dividend as determined in good faith by the Board of Directors.

                (d) In case the Corporation shall at any time (i) subdivide the outstanding Common Stock or (ii) issue a dividend on its outstanding Common Stock payable in shares of Common Stock, the number of shares of Common Stock issuable upon conversion of the Preferred Stock shall be proportionately increased by the same ratio as the subdivision or dividend (with appropriate adjustments to the Conversion Price in effect immediately prior to such subdivision or dividend). In case the Corporation shall at any time combine its outstanding Common Stock, the number of shares issuable upon conversion of the Preferred Stock immediately prior to such combination shall be proportionately decreased by the same ratio as the combination (with appropriate adjustments to the Conversion Price in effect immediately prior to such combination).

                (e) If any capital reorganization or reclassification of the capital stock of the Corporation, or consolidation or merger of the Corporation with another corporation, or the sale of all or substantially all of its assets to another corporation shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities, cash or other property with respect to or in exchange for Common Stock, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, lawful and adequate provision shall be made whereby the holders of the Preferred Stock shall have the right to acquire and receive upon conversion of the Preferred Stock, which right shall be, in the case of any series of Preferred Stock, prior to the rights of the holders of any other stock of the Corporation ranking on liquidation junior to such series (but after and subject to the rights of holders of any Preferred Stock of the Corporation ranking on liquidation prior and in preference to such series, if any), such shares of stock, securities, cash or other property issuable or payable (as part of the reorganization, reclassification, consolidation, merger or sale) with respect to or in exchange for such number of outstanding shares of Common Stock as would have been received upon conversion of the Preferred Stock at the Conversion Price then in effect. The Corporation will not effect any such consolidation, merger or sale, unless prior to the consummation thereof the successor corporation (if other than the Corporation) resulting from such consolidation or merger or the corporation purchasing such assets shall assume by written instrument mailed or delivered to the holders of the Preferred Stock at the last address of each such holder appearing on the books of the Corporation, the obligation to deliver to each such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to purchase. If a purchase, tender or exchange offer is made to and accepted by the holders of more than 50% of the outstanding shares of Common Stock, the Corporation shall not effect any consolidation, merger or sale with the person having made such offer or with any Affiliate of such person, unless prior to the consummation of such consolidation, merger or sale the holders of the Preferred Stock shall have been given a reasonable opportunity to then elect to receive upon conversion of the Preferred Stock either the stock, securities or assets then issuable with respect to the Common Stock or the stock, securities or assets, or the equivalent, issued to previous holders of the Common Stock in accordance with such offer. For purposes hereof, the term "Affiliate" with respect to any given person shall mean any person controlling, controlled by or under common control with the given person.

                (f) The provisions of this Section 6 shall not apply to any Common Stock issued, issuable or deemed outstanding under paragraphs 6(b)(1) to
(9) inclusive: (i) to any person pursuant to any stock option, stock purchase or similar plan or arrangement for the benefit of employees of the Corporation or its subsidiaries in effect on the Initial Issuance Date or thereafter adopted by the Board of Directors and a majority of the Series A Directors, (ii) pursuant to options, warrants and conversion rights in existence on the Initial Issuance Date, or (iii) on conversion of the Preferred Stock or the sale of any additional shares of Preferred Stock.

                (g) In the event that:

                (1) the Corporation shall declare any cash dividend upon its Common Stock, or

                (2) the Corporation shall declare any dividend upon its Common Stock payable in stock or make any special dividend or other distribution to the holders of its Common Stock, or

                (3) the Corporation shall offer for subscription pro rata to the holders of its Common Stock any additional shares of stock of any class or other rights, or

                (4) there shall be any capital reorganization or reclassification of the capital stock of the Corporation, including any subdivision or combination of its outstanding shares of Common Stock, or consolidation or merger of the Corporation with, or sale of all or substantially all of its assets to, another corporation, or

                (5) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Corporation;

then, in connection with such event, the Corporation shall give to the holders of the Preferred Stock:

                (i) at least twenty (20) days prior written notice of the date on which the books of the Corporation shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up; and

                (ii) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, at least twenty
                        (20) days prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause (i) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Stock shall be entitled thereto, and such notice in accordance with the foregoing clause (ii) shall also specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification consolidation, merger, sale, dissolution, liquidation or winding up, as the case may be. Each such written notice shall be given by first class mail, postage prepaid, addressed to the holders of the Preferred Stock at the address of each such holder as shown on the books of the Corporation.

                (h) If at any time or from time to time on or after the Initial Issuance Date, the Corporation shall grant, issue or sell any Options, Convertible Securities or rights to purchase property (the "Purchase Rights") pro rata to the record holders of any class of Common Stock and such grants, issuances or sales do not result in an adjustment of the Conversion Price under Section 6(b) hereof, then each holder of Preferred Stock shall be entitled to acquire (within thirty (30) days after the later to occur of the initial exercise date of such Purchase Rights or receipt by such holder of the notice concerning Purchase Rights to which such holder shall be entitled under Section 6(g)) and upon the terms applicable to such Purchase Rights either:

                (i) the aggregate Purchase Rights which such holder could have acquired if it had held the number of shares of Common Stock acquirable upon conversion of the Preferred Stock immediately before the grant, issuance or sale of such Purchase Rights; provided that if any Purchase Rights were distributed to holders of Common Stock without the payment of additional consideration by such holders, corresponding Purchase Rights shall be distributed to the exercising holders of the Preferred Stock as soon as possible after such exercise and it shall not be necessary for the exercising holder of the Preferred Stock specifically to request delivery of such rights; or

                (ii) in the event that any such Purchase Rights shall have expired or shall expire prior to the end of said thirty
                        (30) day period, the number of shares of Common Stock or the amount of property which such holder could have acquired upon such exercise at the time or times at which the Corporation granted, issued or sold such expired Purchase Rights.

                (i) If any event occurs as to which, in the opinion of the Board of Directors, the provisions of this Section 6 are not strictly applicable or if strictly applicable would not fairly protect the rights of the holders of the Preferred Stock in accordance with the essential intent and principles of such provisions, then the Board of Directors shall make an adjustment in the application of such provisions, in accordance with such essential intent and principles, so as to protect such rights as aforesaid, but in no event shall any adjustment have the effect of increasing the Conversion Price as otherwise determined pursuant to any of the provisions of this Section 6 except in the case of a combination of shares of a type contemplated in Section 6(d) hereof and then in no event to an amount larger than the Conversion Price as adjusted pursuant to Section 6(d) hereof.

                SECTION 7. MANDATORY CONVERSION.

                (a) Each share of Preferred Stock shall automatically be converted into shares of Common Stock at its then effective Conversion Price at any time upon the closing of an underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock for the account of the Corporation to the public generally at a price to the public which places upon the Corporation a value (prior to the receipt of proceeds of such offering) of at least $50 million and in which the net proceeds to the Corporation are not less than $10 million (herein referred to as a "Qualified Public Offering"). In addition, each share of Preferred Stock shall automatically be converted into shares of Common Stock at the then effective Conversion Price for such shares upon the vote to so convert of the holders of at least a majority of the shares of Preferred Stock then outstanding.

                (b) All holders of record of shares of Preferred Stock will be given at least 10 days' prior written notice of the date fixed and the place designated for mandatory conversion of all of such shares of Preferred Stock pursuant to this Section 7. Such notice will be sent by mail, first class, postage prepaid, to each record holder of shares of Preferred Stock at such holder's address appearing on the stock register. On or before the date fixed for conversion each holder of shares of Preferred Stock shall surrender his or its certificates or certificates for all such shares to the Corporation at the place designated in such notice, and shall thereafter receive certificates for the number of shares of Common Stock to which such holder is entitled pursuant to this Section 7. On the date fixed for conversion, all rights with respect to the Preferred Stock so converted will terminate, except only the rights of the holders thereof, upon surrender of their certificate or certificates therefor, to receive certificates for the number of shares of Common Stock into which such Preferred Stock has been converted. If so required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by his attorneys duly authorized in writing. All certificates evidencing shares of Preferred Stock which are required to be surrendered for conversion in accordance with the provisions hereof shall, from and after the date such certificates are so required to be surrendered, be deemed to have been retired and canceled and the shares of Preferred Stock represented thereby converted into Common Stock for all purposes, notwithstanding the failure of the holder or holders thereof to surrender such certificates on or prior to such date. As soon as practicable after the date of such mandatory conversion and the surrender of the certificate or certificates for Preferred Stock as aforesaid, the Corporation shall cause to be issued and delivered to such holder, or on his or its written order, a certificate or certificates for the number of full shares of Common Stock issuable on such conversion in accordance with the provisions hereof and cash as provided in Section 5(b) hereof in respect of any fraction of a share of Common Stock otherwise issuable upon such conversion.

                SECTION 8. REDEMPTION.

                (a) The Corporation shall redeem all outstanding shares of Series A Preferred Stock (to the extent that such redemption shall not violate any applicable provisions of the laws of the State of Delaware) on the fifth anniversary of the Initial Issuance Date (the "Redemption Date"). Each share of Series A Preferred Stock shall be redeemed at a price in cash equal to the Stated Value per share, plus an amount equal to any dividends accrued but unpaid thereon (such amount is hereinafter referred to as the "Redemption Price"). If the Corporation is unable to redeem any shares of Series A Preferred Stock then to be redeemed because such redemption would violate the applicable laws of the State of Delaware, then the Corporation shall redeem such shares as soon thereafter as redemption would not violate such laws.

                (b) In the event of any redemption of only a part of the then outstanding Series A Preferred Stock, the Corporation shall effect such redemption pro rata among the holders of Series A Preferred Stock (based on the number of shares of Series A Preferred Stock held on the Redemption Date).

                (c) At least thirty (30) days prior to the Redemption Date, written notice shall be mailed, postage prepaid, to each holder of record of Series A Preferred Stock to be redeemed, at his or its post office address last shown on the records of the Corporation, notifying such holder of the number of shares so to be redeemed, specifying the Redemption Date and the date on which such holder's conversion rights (pursuant to Section 5 hereof) as to such shares terminate and calling upon such holder to surrender to the Corporation, in the manner and at the place designated, his or its certificate or certificates representing the shares to be redeemed (such notice is hereinafter referred to as the "Redemption Notice"). On or prior to the Redemption Date, each holder of Series A Preferred Stock to be redeemed shall surrender his or its certificate or certificates representing such shares to the Corporation, in the manner and at the place designated in the Redemption Notice, and thereupon the Redemption Price of such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be canceled. In the event less than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares. From and after the Redemption Date, unless there shall have been a default in payment of the Redemption Price, all rights of the holders of the Series A Preferred Stock designated for redemption in the Redemption Notice as holders of Series A Preferred Stock (except the right to receive the Redemption Price without interest upon surrender of their certificate or certificates) shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever.

                (d) Except for the right to redeem shares of Series A Preferred Stock as provided in Section 8(a) hereof, the Corporation shall have no right to redeem the shares of Preferred Stock. Any shares of Series A Preferred Stock so redeemed shall be permanently retired, shall no longer be deemed outstanding and shall not under any circumstances be reissued, and the Corporation may from time to time take such appropriate corporate action as may be necessary to reduce the authorized Preferred Stock accordingly. Subject to Section 4 hereof, nothing herein contained shall prevent or restrict the purchase by the Corporation, from time to time either at public or private sale, of the whole or any part of the Preferred Stock at such price or prices as the Corporation may determine, subject to the provisions of applicable law.

                                   ARTICLE V.

                In furtherance and not in limitation of the powers conferred by statute, the by-laws of the Corporation may be made, altered, amended or repealed by the stockholders or by a majority of the entire Board of Directors.

                                   ARTICLE VI.

                Elections of directors need not be by written ballot.

                                  ARTICLE VII.

                1. Indemnification. The Corporation shall indemnify to the fullest extent permitted under and in accordance with the laws of the State of Delaware any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, incorporator, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, trustee, employee or agent of or in any other similar capacity with another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, shall not, of itself, create a presumption that the person had reasonable cause to believe that his conduct was unlawful.

                2. Payment of Expenses. Expenses (including attorneys' fees) incurred in defending any civil, criminal, administrative or investigative action, suit or proceeding shall (in the case of any action, suit or proceeding against a director of the Corporation) or may (in the case of any action, suit or proceeding against an officer, trustee, employee or agent) be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors upon receipt of an undertaking by or on behalf of the indemnified person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article VII.

                3. Nonexclusivity of Provision. The indemnification and other rights set forth in this Article shall not be exclusive of any provisions with respect thereto in the by-laws or any other contract or agreement between the Corporation and any officer, director, employee or agent of the Corporation.

                4. Effect of Repeal. Neither the amendment nor repeal of this
Article VII, subparagraph 1, 2, or 3, nor the adoption of any provision of this Certificate of Incorporation inconsistent with Article VII, subparagraph 1, 2, or 3, shall eliminate or reduce the effect of this Article VII, subparagraphs 1, 2, and 3, in respect of any matter occurring before such amendment, repeal or adoption of an inconsistent provision or in respect of any cause of action, suit or claim relating to any such matter which would have given rise to a right of indemnification or right to receive expenses pursuant to this Article VII, subparagraph 1, 2, or 3, if such provision had not been so amended or repealed or if a provision inconsistent therewith had not been so adopted.

                5. Limitation on Liability. No director or officer shall be personally liable to the Corporation or any stockholder for monetary damages for breach of fiduciary duty as a director or officer, except for any matter in respect of which such director or officer (A) shall be liable under Section 174 of the General Corporation Law of the State of Delaware or any amendment thereto or successor provision thereto, or (B) shall be liable by reason that, in addition to any and all other requirements for liability, he:

                (i) shall have breached his duty of loyalty to the Corporation or its stockholders;

                (ii) shall not have acted in good faith or, in failing to act, shall not have acted in good faith;

                (iii) shall have acted in a manner involving intentional misconduct or a knowing violation of law or, in failing to act, shall have acted in a manner involving intentional misconduct or a knowing violation of law; or

                (iv) shall have derived an improper personal benefit.

                If the General Corporation Law of the State of Delaware is amended after the date hereof to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended.



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        IN WITNESS WHEREOF, said Corporation has caused this Certificate to be signed by its President this first day of June 2000.

                                        -----------------------------
                                        Ivar Chhina
                                        President



                                      -27-